EXHIBIT 99.1

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com
Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

Second Quarter Highlights:

-	Declares a common dividend of $0.10 per share, a 33% increase from 1Q12
-	FFO of $17.1 million, or $0.68 per diluted common share1
-	Net income attributable to Arbor Realty Trust, Inc. of $15.5 million, or $0.62 per diluted common share
-	Raised $17.5 million of capital issuing 3.5 million common shares
-	Closed a $15.0 million revolving line of credit and obtained an additional $12.6 million of warehouse financing
-	Originated five new loans totaling $58.0 million and generated $36.3 million in cash runoff for reinvestment
-	Purchased 11 residential mortgage-backed securities totaling $41.5 million
-	Generated gains of $21.0 million from the retirement of CDO debt
-	Adjusted book value per share $11.19, GAAP book value per share $7.581
-	Recorded $8.6 million in loan loss reserves
-	Recorded $0.7 million in cash recoveries of previously recorded reserves

Uniondale, NY, August 3, 2012 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the second quarter ended June 30, 2012. Arbor reported net income attributable to Arbor Realty Trust, Inc. for the quarter of $15.5 million, or $0.62 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the quarter ended June 30, 2011 of $10.4 million, or $0.41 per diluted common share. Net income attributable to Arbor Realty Trust, Inc. for the six months ended June 30, 2012 was $19.7 million, or $0.79 per diluted common share, compared to a net loss attributable to Arbor Realty Trust, Inc. for the six months ended June 30, 2011 of $10.1 million, or $0.40 per diluted common share.  Funds from operations (“FFO”) for the quarter ended June 30, 2012 was $17.1 million, or $0.68 per diluted common share, compared to a loss of $7.7 million, or $0.30 per diluted common share for the quarter ended June 30, 2011. FFO for the six months ended June 30, 2012 was $19.0 million, or $0.77 per diluted common share, compared to a loss of $7.0 million, or $0.28 per diluted common share for the six months ended June 30, 2011.1

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

August 3, 2012	Page 2

The balance of the Company’s loan and investment portfolio, excluding loan loss reserves, at June 30, 2012 remained relatively unchanged compared to March 31, 2012 at approximately $1.6 billion. The average balance of the Company’s loan and investment portfolio during the second quarter of 2012, excluding loan loss reserves, was $1.6 billion and the average yield on these assets for the quarter was 4.91%, compared to $1.6 billion and 4.84% for the first quarter of 2012.

The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2012 remained relatively unchanged compared to March 31, 2012 at approximately $1.3 billion. The average balance of debt that finances the Company’s loan and investment portfolio was also approximately $1.3 billion for both the second quarter of 2012 and the first quarter of 2012. The average cost of borrowings for the second quarter was 3.10%, compared to 3.54% for the first quarter of 2012. In addition, the second quarter of 2012 included a $0.3 million increase in interest expense for a change in the market value of certain interest rate swaps, compared to a $0.4 million increase in interest expense in the first quarter of 2012. Excluding the effect of these swaps, the average cost of borrowings for the second quarter was 2.99%, compared to 3.42% for the first quarter of 2012.

Financing Activity

As of June 30, 2012, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.3 billion.

In May 2012, the Company closed on a $15.0 million committed revolving line of credit with a one year term maturing in May 2013, which is secured by a portion of the bonds originally issued by the Company's CDO entities that have been repurchased by the Company.  This facility has a fixed interest rate of 8%, a 1% commitment fee, a 1% non-use fee, and contains certain financial covenants and restrictions.  At June 30, 2012, the outstanding balance of this facility was $10.0 million.

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

August 3, 2012	Page 3

In June 2012, the Company closed a $12.6 million warehouse facility with a financial institution to finance a first mortgage loan on a multifamily property. The facility has an interest rate of 275 basis points over LIBOR, a commitment fee, a non-use fee and matures in December 2013. The facility also has a maximum advance rate of 70% and contains certain financial covenants and restrictions.  At June 30, 2012, the outstanding balance of this facility was $12.6 million.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO vehicles, credit facilities, and repurchase agreements. The Company believes that it was in compliance with all financial covenants and restrictions as of June 30, 2012.

The Company’s CDO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs, all cash flows from the applicable CDO would be diverted to repay principal and interest on the outstanding CDO bonds and the Company would not receive any residual payments until that CDO regained compliance with such covenants. As of the most recent determination dates in July 2012, the Company was in compliance with all CDO covenants. In the event of a breach of the CDO covenants that could not be cured in the near-term, the Company would be required to fund its non-CDO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO not in breach of a CDO covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available.

The chart below is a summary of the Company’s CDO compliance tests as of the most recent determination dates in July 2012:

Cash Flow Triggers	CDO I (3)	CDO II (3)	CDO III (3)

Overcollateralization (1)

Current	212.94%	191.93%	106.96%

Limit	184.00%	169.50%	105.60%

Pass / Fail	Pass	Pass	Pass

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

August 3, 2012	Page 4

Interest Coverage (2)

Current	394.01%	449.45%	510.13%

Limit	160.00%	147.30%	105.60%

Pass / Fail	Pass	Pass	Pass

 (1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

(3) CDO I, CDO II, and CDO III have reached the end of their replenishment periods. As such, investor capital is repaid quarterly from proceeds received from loan repayments held as collateral in accordance with the terms of the respective CDO.

Portfolio Activity

During the second quarter of 2012, Arbor purchased 11 residential mortgage-backed securities with a total face value of $41.5 million, of which four residential mortgage-backed securities totaling $16.6 million were accounted for as derivatives net of financings of $15.1 million in other assets on the Consolidated Balance Sheets. These securities had paydowns totaling $4.9 million during the quarter, reducing their combined face value to $36.6 million as of June 30, 2012. Including this $4.9 million of paydowns, the securities portfolio had total paydowns of approximately $18.6 million during the quarter.

During the second quarter of 2012, Arbor originated five bridge loans totaling approximately $58.0 million. In addition, seven loans paid off with an unpaid principal balance of $132.9 million during the quarter, of which $9.2 million was charged off against loan loss reserves related to three of these loans. Furthermore, one loan had a paydown of $1.5 million and another loan totaling $8.4 million was modified and was scheduled to repay during the quarter.

Additionally, eight loans totaling approximately $80.3 million were extended during the quarter, of which one loan totaling $5.6 million was in accordance with its existing extension option.

At June 30, 2012, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was approximately $1.6 billion, with a weighted average current interest pay rate of 4.72%. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest rate was 4.95% at June 30, 2012. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.05% excluding changes in the market value of certain interest rate swaps.

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

August 3, 2012	Page 5

As of June 30, 2012, Arbor’s loan portfolio consisted of 35% fixed-rate and 65% variable-rate loans.

During the second quarter of 2012, the Company recorded $8.6 million in loan loss reserves related to one loan with a carrying value of approximately $20.6 million, before loan loss reserves.  As a result, combined with accumulated reserves in prior years, this loan was fully reserved as of June 30, 2012.  The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. The Company recorded $0.7 million of net recoveries of previously recorded loan loss reserves related to one of the Company’s assets during the second quarter of 2012. This recovery was recorded in provision for loan losses on the Consolidated Statement of Operations.  The Company charged off $9.2 million of previously recorded loan loss reserves related to three loans during the second quarter. At June 30, 2012, the Company’s total loan loss reserves were approximately $188.3 million relating to 20 loans with an aggregate carrying value before loan loss reserves of approximately $271.7 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had eight non-performing loans with a carrying value of approximately $15.2 million, net of related loan loss reserves of $31.1 million as of June 30, 2012, compared to 10 non-performing loans with a carrying value of approximately $15.3 million, net of related loan loss reserves of $39.1 million as of March 31, 2012. Income recognition on non-performing loans has been suspended and will resume if and when the loans become contractually current and performance has recommenced.

The Company had a $5.0 million mezzanine loan secured by an office building which the Company established a $1.5 million provision for loan loss related to this property reducing the carrying value to $3.5 million.  In 2008, the Company purchased the property securing this loan by a UCC foreclosure sale, assumed the $41.4 million interest in the property’s first mortgage loan and recorded this transaction as real estate owned in its Consolidated Financial Statements at a fair value, which included the Company’s $3.5 million carrying value of the mezzanine loan and the $41.4 million first lien mortgage note payable.  During 2009, the Company reclassified this investment from real estate owned to real estate held-for-sale at a fair value of $41.4 million, reclassified property operating income and expenses for current and prior periods to discontinued operations in the Company’s Consolidated Financial Statements, and recorded an impairment loss of $4.9 million.  In the second quarter of 2012, the Company surrendered the property to the first mortgage lender in full satisfaction of the mortgage note payable and recorded income from discontinued operations of $1.2 million in the Consolidated Statement of Operations related to the reversal of accrued liabilities which were not incurred.

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

August 3, 2012	Page 6

Equity Offering

In June 2012, Arbor issued 3.5 million shares of common stock in a public offering receiving net proceeds of approximately $17.5 million. The Company intends to use the net proceeds from the offering to make investments, to repurchase or pay liabilities and for general corporate purposes, which may include the repayment of indebtedness under its credit facilities.  The underwriter did not exercise its overallotment option for additional shares.

Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.10 per share of common stock for the second quarter ended June 30, 2012. The dividend is payable on August 28, 2012 to common shareholders of record on August 21, 2012. The ex-dividend date is August 17, 2012.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 202-4683 for domestic callers and (617) 213-8846 for international callers. Please use participant passcode 39276334.

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through September 3, 2012. In addition, a telephonic replay of the call will be available until August 10, 2012. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 59317700.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

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Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2011 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 and 11 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

August 3, 2012	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$19,502,713	$18,572,772	$39,109,120	$36,580,339
Interest expense	9,770,807	15,792,751	21,532,207	28,833,700
Net interest income	9,731,906	2,780,021	17,576,913	7,746,639

Other revenues:
Property operating income	8,312,794	7,534,536	17,335,955	12,207,955
Other income	369,609	41,556	401,639	63,432
Total other revenues	8,682,403	7,576,092	17,737,594	12,271,387

Other expenses:
Employee compensation and benefits	2,381,817	2,285,433	4,866,595	4,373,487
Selling and administrative	2,191,769	1,583,793	3,852,002	2,781,618
Property operating expenses	7,574,422	6,292,041	14,899,729	9,148,012
Depreciation and amortization	1,540,217	1,705,366	2,716,972	1,944,815
Provision for loan losses (net of recoveries)	7,945,453	7,560,263	15,734,861	8,095,398
Loss on sale and restructuring of loans	-	-	-	1,000,000
Management fee - related party	2,500,000	2,050,000	5,000,000	4,000,000
Total other expenses	24,133,678	21,476,896	47,070,159	31,343,330

Loss from continuing operations before gain on
extinguishment of debt, (loss) income from equity
affiliates and (provision) benefit for income taxes	(5,719,369)	(11,120,783)	(11,755,652)	(11,325,304)
Gain on extinguishment of debt	20,968,214	1,926,700	26,314,335	2,819,200
(Loss) income from equity affiliates	(224,136)	24,446	(474,710)	48,811

Income (loss) before (provision) benefit for income taxes	15,024,709	(9,169,637)	14,083,973	(8,457,293)

(Provision) benefit for income taxes	(600,000)	-	801,558	-

Income (loss) from continuing operations	14,424,709	(9,169,637)	14,885,531	(8,457,293)

Loss on impairment of real estate held-for-sale	-	(750,000)	-	(750,000)
Gain on sale of real estate held-for-sale	-	-	3,487,145	-
Income (loss) from operations of real estate held-for-sale	1,175,120	(381,220)	1,442,744	(772,719)
Income (loss) from discontinued operations	1,175,120	(1,131,220)	4,929,889	(1,522,719)

Net income (loss)	15,599,829	(10,300,857)	19,815,420	(9,980,012)

Net income attributable to noncontrolling interest	53,811	53,878	107,622	107,574

Net income (loss) attributable to Arbor Realty Trust, Inc.	$15,546,018	$(10,354,735)	$19,707,798	$(10,087,586)

Basic earnings (loss) per common share:
Income (loss) from continuing operations, net of
noncontrolling interest	$0.57	$(0.37)	$0.60	$(0.34)
Income (loss) from discontinued operations	0.05	(0.04)	0.20	(0.06)
Net income (loss) attributable to Arbor Realty Trust, Inc.	$0.62	$(0.41)	$0.80	$(0.40)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations, net of
noncontrolling interest	$0.57	$(0.37)	$0.59	$(0.34)
Income (loss) from discontinued operations	0.05	(0.04)	0.20	(0.06)
Net income (loss) attributable to Arbor Realty Trust, Inc.	$0.62	$(0.41)	$0.79	$(0.40)

Dividends declared per common share	$0.075	$-	$0.075	$-

Weighted average number of shares
of common stock outstanding:

Basic	24,977,879	25,440,380	24,579,022	25,202,248

Diluted	25,267,459	25,440,380	24,805,807	25,202,248

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(Unaudited)
Assets:
Cash and cash equivalents	$64,281,810	$55,236,479
Restricted cash (includes $75,806,337 and $65,357,993 from consolidated VIEs, respectively)	77,691,781	67,326,530
Loans and investments, net (includes $1,041,040,686 and $1,093,893,014 from consolidated VIEs, respectively)	1,224,753,997	1,302,440,660
Available-for-sale securities, at fair value (includes $1,500,000 and $2,000,000 from consolidated VIEs, respectively)	3,864,552	4,276,368
Securities held-to-maturity, net (includes $734,515 and $742,602 from consolidated VIEs, respectively)	64,041,729	29,942,108
Investment in equity affiliates	60,097,517	60,450,064
Real estate owned, net (includes $83,099,540 and $83,099,540 from consolidated VIEs, respectively)	127,077,250	128,397,612
Real estate held-for-sale, net (includes $0 and $2,550,000 from consolidated VIEs, respectively)	-	62,084,412
Due from related party (includes $0 and $1,217 from consolidated VIEs, respectively)	206,568	656,290
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $10,326,594 and $11,696,071 from consolidated VIEs, respectively)	49,906,372	46,855,858
Total assets	$1,690,969,525	$1,776,714,330

Liabilities and Equity:
Repurchase agreements and credit facilities	$127,297,594	$76,105,000
Collateralized debt obligations (includes $910,206,205 and $1,002,615,393 from consolidated VIEs, respectively)	910,206,205	1,002,615,393
Junior subordinated notes to subsidiary trust issuing preferred securities	158,509,407	158,261,468
Notes payable	53,457,708	85,457,708
Mortgage notes payable – real estate owned	53,751,004	53,751,004
Mortgage note payable – held-for-sale	-	62,190,000
Due to related party	1,852,829	2,728,819
Due to borrowers (includes $639,644 and $740,809 from consolidated VIEs, respectively)	16,400,826	2,825,636
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $25,064,700 and $27,839,757 from consolidated VIEs, respectively)	79,978,223	82,595,636
Total liabilities	1,478,576,929	1,603,653,797

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 30,399,992 shares issued, 27,749,225 shares
outstanding at June 30, 2012 and 26,778,737 shares issued, 24,298,140 shares outstanding at December 31, 2011	304,000	267,787
Additional paid-in capital	474,091,222	455,994,695
Treasury stock, at cost - 2,650,767 shares at June 30, 2012 and 2,480,597 shares at December 31, 2011	(17,100,916)	(16,416,152)
Accumulated deficit	(203,130,388)	(221,015,880)
Accumulated other comprehensive loss	(43,704,083)	(47,704,045)
Total Arbor Realty Trust, Inc. stockholders’equity	210,459,835	171,126,405
Noncontrolling interest in consolidated entity	1,932,761	1,934,128
Total equity	212,392,596	173,060,533
Total liabilities and equity	$1,690,969,525	$1,776,714,330

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

August 3, 2012	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

June 30, 2012

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$210,459,835

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	41,880,177

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$310,415,196

Adjusted book value per share	$11.19

GAAP book value per share	$7.58

Common shares outstanding	27,749,225

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.

Arbor Realty Trust Reports Second Quarter 2012 Results and Declares Second Quarter 2012 Dividend

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net income (loss) attributable to Arbor Realty Trust, Inc., GAAP basis	$15,546,018	$(10,354,735)	$19,707,798	$(10,087,586)

Subtract:
Gain on sale of real estate-held-for-sale	-	-	(3,487,145)	-
Add:
Loss on impairment of real estate-held-for-sale	-	750,000	-	750,000
Depreciation - real estate owned and held-for-sale (1)	1,540,217	1,898,034	2,716,972	2,330,499
Depreciation - investment in equity affiliate	26,936	-	53,871	-

Funds from operations ("FFO")	$17,113,171	$(7,706,701)	$18,991,496	$(7,007,087)

Diluted FFO per common share	$0.68	$(0.30)	$0.77	$(0.28)

Diluted weighted average shares outstanding	25,267,459	25,440,380	24,805,807	25,202,248

(1) Includes discontinued operations

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.